Exhibit 107

CALCULATION OF FILING FEE TABLES

Schedule 14A

(Form Type)

Archaea Energy Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Transaction Valuation

	Proposed Maximum Aggregate Value of Transaction		Fee Rate	Amount of Filing Fee
Fees to be Paid	$3,313,987,222	(1)(2)	$110.20 per $1,000,000	$365,201.40
Fees Previously Paid	$0			$0
Total Transaction Valuation	$3,313,987,222
Total Fees Due for Filing				$365,201.40
Total Fees Previously Paid				$0
Total Fee Offsets				$0
Net Fee Due				$365,201.40

(1)	In accordance with Rule 0-11 of the Securities Exchange Act of 1934 (“Rule 0-11”), the maximum number of securities of Archaea Energy Inc. (“Archaea”) to which this transaction applies is estimated, as of October 13, 2022, to be 127,461,047, which consists of (a) 81,589,127 outstanding shares of Class A common stock, par value $0.0001 per share, of Archaea (the “Class A common stock”), (b) 978,648 shares of Class A common stock underlying outstanding Company RSUs (as defined herein), (c) 705,540 shares of Class A common stock underlying outstanding Company PSUs (as defined herein) based on achievement of maximum levels of performance, (d) 39,052,668 shares of Class A common stock subject to issuance upon redemption of outstanding Opco Units (as defined herein), and (e) 5,135,064 shares of Class A common stock subject to issuance upon exercise of outstanding warrants.

(2)	In accordance with Rule 0-11, the proposed maximum aggregate value of the transaction estimated solely for the purposes of calculating the filing fee was calculated, as of October 13, 2022, based on the product of (a) 127,461,047 shares of Class A common stock (which consists of 81,589,127 outstanding shares of Class A common stock, 978,648 shares of Class A common stock underlying outstanding Company RSUs, 705,540 shares of Class A common stock underlying outstanding Company PSUs based on achievement of maximum levels of performance, 39,052,668 shares of Class A common stock subject to issuance upon redemption of outstanding Opco Units and 5,135,064 shares of Class A common stock subject to issuance upon exercise of outstanding warrants) and (b) the merger consideration of $26.00 per share.